Exhibit 10.2

AMENDMENT NO. 2 TO
PURCHASE AND SALE AGREEMENT

This AMENDMENT NO. 2 TO PURCHASE AND SALE AGREEMENT (this “Amendment”), dated February 22, 2008, is by and among Boise Cascade, L.L.C., a Delaware limited liability company (“Seller”), Boise Paper Holdings, L.L.C., a Delaware limited liability company (the “Company”), Boise Packaging & Newsprint, L.L.C., a Delaware limited liability company (“Boise P&N”), Boise White Paper, L.L.C., a Delaware limited liability company (“Boise White Paper”), Boise Cascade Transportation Holdings Corp., a Delaware corporation (“Boise Transportation”), Aldabra 2 Acquisition Corp., a Delaware corporation (“Buyer”), and Aldabra Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Buyer (“Buyer Sub”), and amends that certain Purchase and Sale Agreement, dated September 7, 2007 (and as amended on or about October 18, 2007 by that certain Amendment No. 1 to Purchase and Sale Agreement, and as may be further amended, modified and/or supplemented from time to time, the “Purchase Agreement”), by and among Seller, the Company, Boise P&N, Boise White Paper, Boise Transportation, Buyer and Buyer Sub.  Any capitalized term used in this Amendment which is not otherwise defined herein shall have the meaning assigned to such term in the Purchase Agreement.

WHEREAS, each of the undersigned parties wish to amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree to amend the Purchase Agreement as follows:

1.             Amendment to First Sentence of Section 8I(iii).  The first sentence of Section 8I(iii) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“Buyer and Seller shall allocate the Estimated Closing Purchase Price in accordance with Section 1060 of the Code among the assets of Paper Group (including the capital stock and other equity interests of the members of the Paper Group and their respective Subsidiaries) based on an allocation delivered by Seller to Buyer as soon as practicable after the Closing (but not later than 90 days thereafter) and reasonably agreed upon by Buyer (the “Allocation”).”

2.             Acceptable Note Modifications.

(a)   The parties hereto acknowledge and agree that, as an accommodation to Buyer and Buyer Sub and in order to facilitate their obtaining of the Debt Financing, Seller has agreed to accept a form of Acceptable Note (the final form of which is attached hereto as Exhibit 1 to this Amendment) which contains terms which are less favorable to Seller than those contemplated by Section 1F(ii).  In addition, the parties hereto acknowledge and agree that the final form of the Guaranty (as such term is defined in the Acceptable Note attached hereto as Exhibit 1) is attached hereto as Exhibit 2.

(b)   In partial consideration of the accommodations by Seller described in Section 2(a) hereof, the parties hereto acknowledge and agree that the last sentence of Section 1E(iv) is hereby deleted in its entirety and replaced with the following:

“If the Estimated Closing Purchase Price is greater than the Closing Purchase Price as finally determined under this Section 1E (such excess, the “Excess Amount”), the parties hereto acknowledge and agree that Seller’s obligation to pay the Excess Amount to Buyer shall be satisfied by reducing (without duplication) in accordance with the terms of the

Acceptable Notes the aggregate unpaid principal amount of the Acceptable Notes by an aggregate amount equal to the Excess Amount (with such reduction to be deemed effective (as further described in the Acceptable Notes) as of the fifth (5th) Business Day after the Closing Purchase Price becomes final and binding on the parties hereto), and, in connection therewith, the payment of all accrued and unpaid interest since the Closing Date on such unpaid principal amount of the Acceptable Notes so reduced shall be waived; provided that, in the event such reduction in aggregate principal amount of the Acceptable Notes is less (in the aggregate) than the Excess Amount, then the amount by which the Excess Amount exceeds such aggregate reduction in principal amount (such excess amount, the “Residual Excess Amount”) shall be satisfied by Seller causing to be delivered to Buyer for cancellation certificates for a number of shares of Buyer Common Stock which, when multiplied by the Average Trading Price, equals the Residual Excess Amount.  In the event that any certificates representing shares of Buyer Common Stock delivered to Buyer pursuant to the proviso of the preceding sentence represent shares of Buyer Common Stock in excess of the number of shares to be surrendered for cancellation as payment in respect of the Residual Excess Amount pursuant to the preceding sentence, then as soon as possible (but in any event within two days) after such certificates are surrendered to Buyer for partial cancellation, Buyer shall issue and deliver to Seller or its designee(s) (as directed by Seller) a new certificate or new certificates representing such excess number of shares of Buyer Common Stock which were represented by the certificates surrendered to Buyer in connection with such payment but which were not being surrendered for payment.”

3.             Estimated Buyer Closing Net Working Capital.  For purposes of the Purchase Agreement and based solely on Buyer’s estimate of Buyer Closing Net Working Capital, the parties agree that “Estimated Buyer Closing Net Working Capital” shall be $389,330,670.67.

4.             Estimated Company Closing Net Working Capital. For purposes of the Purchase Agreement and based solely on Seller’s estimate of Company Closing Net Working Capital, the parties agree that “Estimated Company Closing Net Working Capital” shall be $329,000,000.

5.             Aldabra Holding Sub LLC.  The parties hereto acknowledge and agree that Buyer, in order to facilitate the Debt Financing, has formed, as a wholly-owned Subsidiary of Buyer, Aldabra Holding Sub LLC, a Delaware limited liability company (“Aldabra Holding Sub”), and transferred to Aldabra Holding Sub, 100% of the Buyer Sub Common Units, resulting in Buyer Sub becoming a wholly-owned Subsidiary of Aldabra Holding Sub.

6.             Section 8J(ii) of the Seller Disclosure Letter.  The parties hereto acknowledge and agree that Schedule 8J(ii) attached to this Amendment shall be substituted for Section 8J(ii) of the Seller Disclosure Letter.

7.             Acknowledgement re Benefit Plan Assumption.  Without limiting Buyer’s obligations under Section 8J of the Purchase Agreement, the parties hereto acknowledge that, in lieu of directly adopting and/or assuming certain welfare and retirement plans in accordance with the terms of Section 8J of the Purchase Agreement, Buyer may cause the Company at the Closing to adopt and/or assume any such plans which would otherwise be required to be adopted and/or assumed by Buyer pursuant to Section 8J of the Purchase Agreement.

8.             No Other Amendments.  Except as otherwise provided herein, the terms and conditions of the Purchase Agreement shall remain unchanged and the Purchase Agreement shall be construed in a manner consistent with this Amendment.

9.             Miscellaneous; Counterparts; Effectiveness.  Section and other headings are for reference purposes only and shall not affect the interpretation or construction of this Amendment.  This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic pdf shall be effective as delivery of a manually executed counterpart of this Amendment.  This Amendment is governed by the laws of the State of Delaware.  The provisions of this Amendment may not be amended without the prior written consent of each of Seller and Buyer.  This Amendment is binding on and shall inure to the benefit of the parties hereto and their successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Purchase and Sale Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first written above.

BOISE CASCADE, L.L.C.

By:	/s/ Karen Gowland

Its: Vice President

BOISE PAPER HOLDINGS, L.L.C.

By:	/s/ Karen Gowland

Its: Vice President

BOISE WHITE PAPER, L.L.C.

By:	/s/ Karen Gowland

Its: Vice President

BOISE PACKAGING & NEWSPRINT, L.L.C.

By:	/s/ Karen Gowland

Its: Vice President

BOISE CASCADE TRANSPORTATION HOLDINGS CORP.

By:	/s/ Karen Gowland

Its: Vice President

ALDABRA 2 ACQUISITION CORP.

By:	/s/ Jason G. Weiss

Its: Chief Executive Officer

ALDABRA SUB LLC

By: Aldabra Holding Sub LLC, its sole member

By:	/s/ Jason G. Weiss

Its: Chief Executive Officer